11.1 Computation of per share earnings 2001

                                                             Cumulative
                                             Common            Common         Days       Weighted
                                             Shares            Shares          26         Average
 Year Ended
     December 31,
         2001
------------------------
                               6-Dec-01                                   0     1                   0
                               7-Dec-01       8,500,000           8,500,000    25           8,173,077
                               1-Jan-02

                                         --------------- ------------------- -------- ----------------

Shares Issued                                 8,500,000

                                         ===============
Cumulative Shares                                                 8,500,000       26

                                                         =================== ========

Weighted Average Number of Common Shares Outstanding                                        8,173,077

                                                                                      ================

Earning (Loss) Available to Common Stockholders             0

                                                   -----------

                Basic Earnings (Loss) Per Share          0.00

                                                   ===========



NOTE :  EARNING PER SHARE = EARNING (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS / WEIGHTED  SHARES OUTSTANDING